Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of September 22, 2024 (the “Effective Date”) by and between Complete Solaria, Inc., a Delaware corporation (the “Company”), and the party named on the signature page attached hereto (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of 7.00% Convertible Senior Notes due 2029 (the “Notes”) to the Purchaser and the purchasers under the other Note Purchase Agreements (as defined in the Indenture) entered into between the Company and such other purchasers on or about the date hereof or following the date hereof;

WHEREAS, the Notes will be issued pursuant to the Indenture, originally dated September 16, 2024, between U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and the Company, as issuer (as supplemented or amended, the “Indenture”); and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), on the Closing Date, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, Notes in the principal amount set forth on Schedule A.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Purchase and Sale of Notes

1.1 Issuance of Notes. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company shall issue and sell to the Purchaser, Notes in the principal amount set forth on Schedule A and on the pricing terms set forth on Schedule B.

1.2 Delivery. The sale and purchase of the Notes shall take place at one closing (the “Closing”) to be held on the Closing Date. At the Closing, the Purchaser shall pay to U.S. Bank Trust Company, National Association, in its capacity as escrow agent (the “Escrow Agent”), 100% of the principal amount of the Notes to be purchased by the Purchaser pursuant hereto in United States dollars and in immediately available funds, by wire transfer to the escrow account as set forth in the instructions previously delivered to the Purchaser, and (ii) the Company shall cause the Trustee to execute and authenticate and cause to be delivered to, or for the benefit of, the Purchaser the applicable amount of the Notes issuable to the Purchaser upon the Closing as specified herein.

1.3 Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes (a) to pay the Cash Consideration, as such term is defined in the Asset Purchase Agreement, dated August 5, 2024, among SunPower Corporation and its subsidiaries named therein, as sellers, and the Company, as buyer (the “Asset Purchase Agreement”), and/or (b) for general corporate purposes, including but not limited to working capital.

1.4 Closing and Settlement.

(a) The Closing and settlement of the transactions hereunder (the “Settlement”) shall be made remotely via the exchange of documents and signatures at 10:00 A.M., New York City time, on September 24, 2024, subject to satisfaction or waiver of the conditions set forth in Section 1.6, or at such other place, time or date as the Purchaser, on the one hand, and the Company, on the other hand, may agree upon. The time and date of the Closing and the Settlement is referred to as the “Closing Date.”

(b) On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, the Company shall execute, and cause the Trustee to execute and authenticate and cause to be delivered to, or for the benefit of, the Purchaser, Notes in the aggregate principal amount set forth in Schedule A and on the pricing terms set forth on Schedule B.

(c) The Notes to be delivered to, or for the benefit of, the Purchaser on the Closing Date shall be delivered by causing the Trustee to deliver to the Purchaser one or more Physical Notes (as defined in the Indenture) in the aggregate principal amount set forth in Schedule A. The Physical Notes will be held in custody for the benefit of the Purchaser by the Trustee, unless otherwise directed by the Purchaser.

1.5 Special Repurchases Pursuant to the Indenture and Certain Escrow Release. Pursuant to Section 15.01 of the Indenture, if the Asset Purchase Agreement is terminated in accordance with the terms thereof and the Company does not consummate the transactions thereunder, the Company will deliver to the Holder the APA Termination Notice (as defined in the Indenture), and the Purchaser shall have the right to cause the Company to repurchase the Notes by delivery of the notices required pursuant to the Indenture during the Special Repurchase Period (as defined in the Indenture). The Purchaser acknowledges, confirms and agrees that if the Purchaser does not deliver the notices required, and take the actions required, under the Indenture during the Special Repurchase Period, the Company shall have no obligation to repurchase the Notes in accordance with Section 15.01 of the Indenture, and the purchase price paid by the Purchaser for the Notes pursuant to this Agreement will be released to the Company by the Escrow Agent.

1.6 Closing Conditions.

(a) The obligations of the Purchaser shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(i) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, and the Company shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(ii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement, including, but not limited to, the issuance of the Notes pursuant thereto.

(iii) Listing of Additional Shares. The Company shall have submitted the Listing of Additional Shares form to the Nasdaq Stock Market, Inc. with respect to the Notes and the Conversion Securities (as defined below), and the Company shall have received clearance from the Nasdaq Stock Market, Inc. with respect to such application and the issuance of the Notes and the Conversion Securities.

(b) The obligations of the Company shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(i) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, and the Purchaser shall have performed all applicable covenants and agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date.

(ii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement, including the issuance of the Notes pursuant thereto.

(iii) Listing of Additional Shares. The Company shall have submitted the Listing of Additional Shares form to the Nasdaq Stock Market, Inc. with respect to the Notes and the Conversion Securities (as defined below), and the Company shall have received clearance from the Nasdaq Stock Market, Inc. with respect to such application and the issuance of the Notes and the Conversion Securities.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

2.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to execute and deliver the Indenture, to issue the Notes (this Agreement, the Indenture and the Note, collectively, the “Note Documents”) and to carry out and perform its obligations under the Note Documents. The Company’s Board of Directors (the “Board”) has approved the Note Documents based upon a reasonable belief that the transactions thereunder are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

2.3 Authorization. All corporate action on the part of the Company and the Board necessary for the authorization, execution, delivery and performance of the Note Documents by the Company and the issuance and delivery of the Notes, including the issuance and delivery of the Notes and the reservation of the equity securities directly or indirectly issuable upon conversion of the Notes (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. The Note Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any Conversion Securities, when issued in compliance with the provisions of the Notes, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

2.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the execution and delivery of the Note Documents or the issuance of the Notes have been obtained.

2.5 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

2.6 Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Note Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated under the Note Documents without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

2.7 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and are exempt from registration and qualification under the registration, permit, or qualification requirements of all applicable state securities laws.

2.8 No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (i) the Purchaser, or (ii) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Purchaser.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

3.1 Purchase for Own Account. The Purchaser is acquiring the Notes and the Conversion Securities (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

3.2 Binding Obligation. The Purchaser has full power and authority to enter into the Note Documents to which it is party. The Note Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.3 Information and Sophistication. The Purchaser acknowledges, confirms and agrees that: (a) the Purchaser is a sophisticated institutional investor that is willing and able to conduct, and has conducted, a thorough investigation of the Notes and the Company, (b) the information available about the Company or the Notes may be limited or insufficient for the Purchaser’s purposes, and no prospectus, offering document or other disclosure document has been or will be prepared in connection with the placement of the Notes and the transactions under this Agreement, (c) the Purchaser has or has requested access to, and has had sufficient opportunity to evaluate, all information and documentation that it believes is necessary or appropriate in connection with its decision to enter into this Agreement and to purchase the Notes, (d) neither the Company nor its representatives or advisors are responsible for any due diligence investigation on the Purchaser’s behalf, the future performance of the Company, the advisability of purchasing the Notes, the execution, validity or enforceability of the Notes or any information or document delivered in connection with this Agreement or the Notes, (e) the Purchaser is not relying upon any representations, expressed or implied, with respect to the Company or the Notes, except those expressly set forth in Section 2 of this Agreement, (f) the Purchaser has consulted its own independent advisors with regard to, without limitation, the legal, regulatory, tax, business, investment, financial, accounting, currency and other economic considerations related to the purchase of the Notes and the risks associated with an investment in the Notes, (g) the Purchaser has made its own investment, hedging and trading decisions based upon its own judgment and upon advice from its own independent advisors and not upon any view expressed by the other person, and (h) the Purchaser is purchasing the Notes with a full understanding of the terms, conditions and risks thereof including, but not limited to, counterparty risk, country risk, price risk and liquidity risk, and the Purchaser is capable of and willing to assume those risks. The Purchaser further represents that it is acting as principal in the purchase of the Notes and is acquiring the Notes as a beneficial owner for its own account with a view towards long-term investment, and not with a view to the resale, distribution or other disposition thereof (whether directly or indirectly).

3.4 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and the Purchaser is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.5 Accredited Investor Status. The Purchaser is an “institutional accredited investor” as such term is defined in Rule 501 under the Act. The Purchaser is a “qualified institutional buyer” as such term is defined in Rule 144A under the Act.

3.6 No “Bad Actor” Disqualification. Neither (i) the Purchaser nor (ii) any entity that controls the Purchaser or is under the control of, or under common control with, the Purchaser, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this paragraph, and agrees to notify the Company if the Purchaser becomes aware of any fact that makes the representation given by the Purchaser hereunder inaccurate.

3.7 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser has satisfied itself as to the full observance of the laws of the Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Note, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.8 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Purchaser, the Purchaser acknowledges (i) that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation, and (ii) there is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

3.9 Commissions. Except as disclosed to the Company in writing prior to the date hereof, no person will have, as a result of the transactions contemplated by the Note Documents, any valid right, interest or claim against the Company or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

4. Limitations on Disposition; Legends; Securities Law Disclosure; Publicity.

4.1 Limitations on Disposition. The Securities may only be disposed of in compliance with state and federal securities laws and the applicable provisions of the Indenture.

4.2 Legends. The Purchaser agrees to the imprinting of a legend on any of the Securities in substantially the forms set forth in the Indenture.

4.3 Securities Law Disclosure; Publicity. The Company shall, by no later than 9:00 a.m. (New York City time) on the trading day immediately following the date of this Agreement, issue a press release disclosing the aggregate principal amount of the Notes sold by the Company, the conversion premium applicable to the Notes, and the conversion price applicable to the Notes (such information relating to this Agreement and the issuance of the Notes, the “Offering Terms”). Additionally, on or about the “Closing Date” under the Asset Purchase Agreement, the Company shall publicly disclose through the investor relations section of the Company’s website (the “Website”) such material non-public information that was delivered to the Purchaser by the Company in connection with the transactions contemplated by this Agreement and by the Indenture. The Purchaser covenants that until such time as the transactions contemplated by this Agreement and by the Indenture are publicly disclosed by the Company through the Website, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (other than existence of this transaction and the Offering Terms disclosed by the Company in the press release referenced in the first sentence of this Section 4.3), except that the Purchaser may disclose the terms to its financial, accounting, legal and other advisors.

4.4 Stockholder Approval of Certain Matters and Supplemental Indenture. Promptly following the Closing, and no later than 15 Business Days (as defined in the Indenture) thereafter, the Company shall file a proxy statement seeking stockholder approval of, among other matters, the issuance of shares of Common Stock (as defined in the Indenture) upon conversion of the Notes or otherwise pursuant to the terms of the Indenture in an amount in excess of the Exchange Cap (as defined in the Indenture) pursuant to Nasdaq Listing Rule 5635 (the “Proxy Statement” and such matter, the “Nasdaq 20% Matter”). If the Company’s stockholders approve the Nasdaq 20% Matter at the stockholders meeting (or any adjournments of such meeting) that is the subject of the Proxy Statement, promptly after receipt of such stockholder approval of the Nasdaq 20% Matter, and no later than five Business Days thereafter, the Company shall use its commercially reasonable efforts to obtain the consent of the holders of outstanding Notes as is required under Section 10.02 of the Indenture to modify Section 14.01 of the Indenture pursuant to a supplemental indenture (the “Supplemental Indenture”) so that Notes are convertible in accordance with Section 14.01 and the Indenture at any time on or after the date on which the Supplemental Indenture has been approved, executed and delivered pursuant to the applicable provisions of the Indenture.

4.5 Registration Rights. The Company agrees that, within 10 calendar days after the date on which the Company files its amendment to Form 8-K to file the financial statements required to be filed by the Company pursuant to Item 9.01(a)(3) of Form 8-K in respect of the transactions contemplated by the Asset Purchase Agreement (the “Filing Date”), the Company will file with the Securities and Exchange Commission (the “SEC”), at the Company’s sole cost and expense, a registration statement for a shelf registration on Form S-1 or Form S-3, if the Company is eligible to use Form S-3 (in either case, the “Registration Statement”), registering the resale of the maximum number of shares of Common Stock (as defined in the Indenture), issuable upon conversion of all Notes held by the Purchaser as of two Business Days prior to such filing (such shares of Common Stock issuable upon the conversion of the Holders Notes, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 10th Business Day (as defined in the Indenture) after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Purchaser furnishing a completed and executed selling securityholder questionnaire in customary form to the Company that contains the information required by SEC rules for a Registration Statement regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities, and the Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling securityholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this section. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares of Common Stock proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Common Stock by the applicable securityholder or otherwise, such Registration Statement shall register for resale such number of shares of Common Stock which is equal to the maximum number of shares of Common Stock as is permitted by the SEC. In such event, the number of shares of Common Stock to be registered for each selling securityholder named in the Registration Statement shall be reduced pro rata among all such selling securityholders. Unless required under applicable laws and SEC rules, in no event shall the Purchaser be identified as a statutory underwriter in the Registration Statement; provided, that if the Purchaser is required to be so identified as a statutory underwriter in the Registration Statement, the Purchaser will have an opportunity to withdraw its Registrable Securities from the Registration Statement. The Company shall use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Purchaser ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by the Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

5. Miscellaneous

5.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. This Agreement and the Note shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices. All notices required or permitted under this Agreement or the Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Arnold & Porter Kaye Scholer LLP, 250 W. 55th Street, New York, NY, Attn: Michael Penney, e-mail: michael.penney@arnoldporter.com.

5.6 Modification; Waiver; Amendment. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing by the Company and the Purchaser.

5.7 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.8 Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement, the Note, and the transactions contemplated hereby and thereby.

5.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under this Agreement or the Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement or any Note, or any waiver by the Purchaser of any provisions or conditions of this Agreement or the Note must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement or the Note, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

5.10 Exculpation Among Other Note Purchasers. The Purchaser acknowledges that the Purchaser is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making the Purchaser’s investment or decision to invest in the Company.

5.11 Entire Agreement. This Agreement, the Indenture and the Note constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.12 Waiver of Conflicts. Each party to this Agreement acknowledges that Arnold & Porter Kaye Scholer LLP (“A&P”) has acted as counsel solely to the Company with respect to the Note Documents and the transactions contemplated hereby (together, the “Notes Financing”), and has negotiated the terms of the Note Financing solely on behalf of the Company. A&P may have, in the past, represented and/or may, now or in the future, represent the Purchaser and/or its affiliates in other matters, including matters that are similar, but not substantially related, to the Note Financing. The applicable rules of professional conduct require that A&P inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. Each of the Company and the Purchaser hereby (i) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (ii) acknowledges that, with respect to the Note Financing, A&P has represented solely the Company and no other party, and (iii) gives its informed consent to A&P’s representation of the Company in the Note Financing and A&P’s representation of the Purchaser and/or its affiliates in other matters.

[Signature pages follow]

The parties have executed this Note Purchase Agreement as of the date first written above.

Company:

Complete Solaria, Inc.

By:
	Name:	Thurman Rodgers
	Title:	Chief Executive Officer

Address:

45700 Northport Loop E,

Fremont, CA 94538

The parties have executed this Note Purchase Agreement as of the date first written above.

Purchaser:

[__]

By:
Name:
Title:

12